Exhibit 1
                                    ---------

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13G filed by the undersigned with respect to the Common Stock of Othnet, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: March 10, 2004

SPECIAL K INVESTORS INC.

By: /s/ Seth Kanegis
    ------------------------------
Name:  Seth Kanegis
Title: President


SETH KANEGIS

/s/ Seth Kanegis
------------------------------


SIGMA CAPITAL MANAGEMENT, LLC

By: /s/ Peter Nussbaum
    ------------------------------
Name:  Peter Nussbaum
Title: Authorized Person


SIGMA CAPITAL ASSOCIATES, LLC

By: /s/ Peter Nussbaum
    ------------------------------
Name:  Peter Nussbaum
Title: Authorized Person


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